UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       April 1, 2008
UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
275 Federal Plaza West, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:       (330) 742-0500
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.
     On April 1, 2008, PVF Capital Corp. (“PVF Capital”) informed United Community Financial Corp. (“UCFC”) that the PVF Capital board of directors had terminated the Agreement and Plan of Merger dated as of July 24, 2007, as amended, between PVF Capital and UCFC (the “Merger Agreement”). The termination notice stated that the termination was under Section 10.01(b)(i) of the Merger Agreement, which provides each party with the right to terminate the Merger Agreement if the proposed merger is not completed by March 31, 2008 and the failure to consummate the merger is not caused by a breach of the Merger Agreement by the terminating party.
     The Merger Agreement provided for the merger of PVF Capital into UCFC and the subsequent merger of Park View Federal Savings Bank, PVF Capital’s wholly-owned subsidiary, with The Home Savings and Loan Company of Youngstown, Ohio, UCFC’s wholly-owned subsidiary. The material terms and conditions of the Merger Agreement were previously disclosed in UCFC’s Current Reports on Form 8-K filed on July 26, 2007 and October 1, 2007, which are incorporated herein by reference.
Section 8. Other Events

Item 8.01	Other Events
     On April 1, 2008, United Community issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

99	Press Release dated April 1, 2008.	Included herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.
By:	/s/ Patrick A. Kelly
Patrick A. Kelly
Chief Financial Officer

Date: April 3, 2008